UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  December 17, 2009

EClips Energy Technologies, Inc.

(Exact name of Small Business Issuer in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-25097

(Commission File Number)

65-0783722

(IRS Employer Identification No.)

3900A 31st Street N., St. Petersburg, Florida   33714

(Address of Principal Executive Offices and Zip Code)

(727) 525-5552

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]

Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[__]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[__]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]

Pre-commencement to medications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 5 – Corporate Governance and Management

Item 5.02 Election of Directors.

EClips Energy Technologies, Inc. (the “Company”) (OTCBB: EEGT.OB), a Florida corporation focused on energy conservation technologies and environmental sustainability, announced today that Paula Scott has been elected to the Board of Directors on December 15, 2009.

Ms. Scott has substantial corporate administrative experience which includes employment in property management for IPMI for ten years serving as supervisor of their accounting department as well as assisting in opening a branch office and managing the office in Denver, Colorado.  Ms. Scott relocated back to Florida working in a similar position as Office Manager in the marine industry.  In 1998 Ms. Scott was employed by Raymond James Financial Services as an assistant to an Independent broker’s office.

Ms. Scott joined VestPoint Securities, Inc. in Tampa, Florida in 2002 serving as Human Resource Director and she reported directly to the CEO, COO and CFO.  Relocating to St. Petersburg, Ms. Scott joined the Company in 2005. Her duties and responsibilities have included serving as investor relations representative as well as executive assistant to the CEO and executive team. She presently also serves as the controller for the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPS ENERGY TECHNOLOGIES, INC.

By:

/s/:  Benjamin C. Croxton

Benjamin C. Croxton,

Chief Executive Officer

DATED:  December 17, 2009.

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